Exhibit 23(b)





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Chartwell Re Corporation on Form S-8 of our report dated February 5, 1997, appearing in the Annual Report on Form 10-K of Chartwell Re Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Item
5. Interests of Named Experts and Counsel" appearing in this Registration Statement.


/s/ Deloitte & Touche LLP
Parsippany,  New Jersey
September 24, 1997